                                                                   EXHIBIT 10.29


                         [RONNE & LUNDGREN LETTERHEAD]

                              ASSIGNMENT AGREEMENT

           Whereas ReSound Corporation, 220 Saginaw Drive, Seaport Centre, Redwood City, CA 94063 USA ("ASSIGNOR") has recently acquired, as agent for and on behalf of the ASSIGNEE (as defined below), certain patents and patent applications (hereafter "the acquired 3M and CID patents and applications") from Minnesota Mining and Manufacturing Company ("3M") pursuant to an agreement executed June 28, 1996, and from Central Institute for the Deaf ("CID") pursuant to an agreement executed June 28, 1996 (the "CID Agreement");

Whereas K/S HIMPP, 25 Ny Vestergaardsvej, DK-3500 Vaerlose, Denmark ("ASSIGNEE") desires to acquire the entire right, title and interest in the aquired 3M and CID patents and applications and the inventions disclosed therein, effective as of the date of the agreements referenced above;

Now therefore, in consideration for payment in the amount of USD 14,500,000, receipt whereof is hereby acknowledged, ASSIGNOR hereby sells, assigns and transfers to ASSIGNEE, its successors, assigns and legal representatives, the entire right, title and interest in the aquired 3M and CID patents and applications and the inventions disclosed therein, world-wide, including rights of priority under the International Convention of Paris (1883) as amended, which it previously acquired as agent for and on behalf of the ASSIGNEE;

ASSIGNOR further conveys to ASSIGNEE all its rights and obligations under the CID Agreement, and ASSIGNEE agrees to be bound by the terms of the CID Agreement;

The patents and patent applications conveyed herein ("the conveyed patents and applications") are all of the acquired 3M and CID patents and applications, including patents and applications which may be transferred to ReSound subsequent to the date of this Assignment, said conveyed patents and applications including without limitation the patents and patent applications listed in Exhibit A to this Assignment with

                         [RONNE & LUNDGREN LETTERHEAD]

the sole exception of U.S. Patent 4,425,481 and any non-U.S. patents claiming priority from said U.S. Patent 4,425,481;

ASSIGNOR hereby agrees that it will execute without further consideration all papers deemed necessary by the ASSIGNEE in connection with recording the ASSIGNEE's ownership interest in the conveyed patents and applications, including specifically documents of the form attached hereto as Exhibit B;

ASSIGNOR further agrees that ASSIGNEE may apply for Letters Patent on said inventions, and ASSIGNOR will execute without further consideration all papers deemed necessary by the ASSIGNEE in connection with such applications when called upon to do so by the ASSIGNEE;

ASSIGNOR covenants that it will promptly provide ASSIGNEE, upon ASSIGNEE's request, with all pertinent facts and documents relating to the inventions described in said patents as may be known and accessible to ASSIGNOR and will testify as to the same in any interference, litigation or proceeding related thereto, and will promptly execute and deliver to ASSIGNEE or its legal representatives any and all papers, instruments or affidavits required to maintain and enforce said patents.

ASSIGNOR agrees that, in the event that either ASSIGNOR or ASSIGNEE becomes aware of any royalty payment obligations or other agreements which would conflict with the assignment of title herein or with the right of ASSIGNEE to practice the claimed subject matter of the conveyed patents and applications without further payment, ASSIGNOR will cooperate fully with ASSIGNEE in pursuing any remedy available to ASSIGNOR pursuant to said agreements of June 28, 1996.

This Assignment shall be governed by and construed in accordance with Danish law. ASSIGNOR and ASSIGNEE hereby submit to the exclusive jurisdiction of the Maritime and Commercial Court in Copenhagen (So- og Handelsretten i Kobenhavn) for the settlement of any dispute arising out of its interpretation.

                         [RONNE & LUNDGREN LETTERHEAD]

ReSound Corporation

     ------------------------------------

 By:

     ------------------------------------
Title

K/S HIMPP

     ------------------------------------

 By:

     ------------------------------------
Title

                         [RONNE & LUNDGREN LETTERHEAD]


                                    EXHIBIT A

                     PROVISIONS APPLICABLE TO U.S. TAXPAYERS

           The provisions of this Exhibit A shall apply solely for purposes of determining the amount and allocation of items of income, gain, loss, deduction and other items of the Partnership for U.S. income tax purposes and shall to that extent override any contrary provision in the Articles of Association. This Exhibit A is incorporated in and treated as part of such Articles of Association by this reference.

           1. Capital Accounts. In order to comply with the requirements of
Section 704(b) of the U.S. Internal Revenue Code of 1986 (the "Code") and Treasury Regulations Section 1.704-2(b)(2)(iv), the Partnership shall maintain for each Partner a capital account strictly in accordance with the rules set forth therein. Subject to the preceding sentence, each Partner's capital account shall be (a) increased by the amount of money contributed by it to the Partnership, the fair market value of any property contributed by it to the Partnership (net of any liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Code Section
752), and allocations to it of income and gain (including tax-exempt income and gain) of the Partnership, and shall be (b) decreased by the amount of money distributed to it by the Partnership, the fair market value of property distributed to it by the Partnership (net of any liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Code Section 752), and allocations to it of Partnership losses and deductions (including Section 705(a)(2)(B) expenditures). The capital accounts of the Partners shall be adjusted to reflect the manner in which any unrealised income, gain, loss or deduction with respect to the Partnership's assets would have been allocated among the Partners if there had been a taxable disposition of such assets for their fair market values upon (x) a distribution in kind of any such assets, and (y) an adjustment of the book values of the Partnership's assets pursuant to Treasury Regulations Section 1.704-1(b) in connection with the acquisition of an additional interest in the Partnership by any new or existing Partner, the distribution of Partnership money or property to a Partner in consideration for an interest in the Partnership, the liquidation of the Partnership or any Partner's interest therein, or the other events specified in such Treasury Regulations, unless Partners holding a majority of the percentage interests of the Partnership elect not to make such adjustment.

           2. Allocation of Profits. For U.S. income tax purposes, Profits (as defined below) of the Partnership shall be allocated for each fiscal year as follows:

                    (a) First, to any Partners with deficit capital accounts in proportion to such deficits until no Partner has a deficit capital account;

                    (b) Second, to resound until its capital account equals the amount of the redemption price for the B shares (to the extent such B shares have not previously been sold or redeemed) as determined in accordance with
Article 5.5 of the attached Articles of Association; and

                         [RONNE & LUNDGREN LETTERHEAD]

                    (c) Thereafter, to the Partners in the ratio of the number of authorised and outstanding shares of the Partnership held by them to the total number of authorised and outstanding shares of the Partnership ("percentage interests").

           3. Allocation of Losses. For U.S. income tax purposes, Losses (as defined below) of the Partnership shall be allocated for each fiscal year as follows:

                    (a) First, to the Partners in proportion to their percentage interests until ReSound's capital account has been reduced to the amount of the redemption price of the B shares (to the extent such B shares have not previously been sold or redeemed) as determined in accordance with Article 5.5 of the attached Articles of Association and the other Partners' capital accounts have been reduced to zero;

                    (b) Second, to ReSound until its capital account has been reduced to zero; and

                    (c) Thereafter, to the Partners in proportion to their percentage interests.

           4. Definition of Profits and Losses. For purposes of this Exhibit A, "Profits" and "Losses" mean, for each fiscal year of the Partnership, the Partnership's taxable income or loss for such year as determined under Section 703(a) of the Code, with the following adjustments: (a) any tax-exempt income or
Section 705(a)(2)(B) expenditures of the Partnership shall be taken into account as if they were taxable or deductible items, respectively, (b) any items of income or loss required to be allocated specially under the remaining provisions of this Exhibit A shall not be taken into account, and (c) depreciation, amortisation, gain and loss with respect to Partnership assets shall be computed based on the book value of such assets in accordance with Treasury Regulations
Section 1.704-1(b)(2)(iv)(g)(3) rather than their tax basis.

           5. Minimum Gain. In the event that the Partnership ever has any minimum gain or minimum gain attributable to Partner nonrecourse debt (as those terms are defined by Treasury Regulations Section 1.704-2), then the provisions of such regulations regarding allocation and chargeback of such items shall apply as though set forth herein. In addition, the attached Articles of Association shall be deemed to include the "qualified income offset" provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

           6. Allocations for U.S. Income Tax Purposes. If any Partnership assets are reflected in the capital accounts of the Partners and on the books of the Partnership at a book value that differs from the tax basis of such assets, then items attributable to such property for U.S. federal income tax purposes shall be shared among the Partners in a manner that take account of the variation between such tax basis and book value in the same way as variations between the tax basis and fair market value of property contributed to the Partnership would be taken into account under Code Section 704(c).

           7. Minimum General Partner Allocation. For each Partnership fiscal year, no less than 1% of all allocations of Profits, Losses and other items of income, gain or loss shall be allocated to the General Partner of the Partnership.

                         [RONNE & LUNDGREN LETTERHEAD]

           8. U.S. Tax Election. The Partnership shall make the election provided for under Section 754 of the Code upon the request of ReSound, without any requirement that approval be obtained from any other Partner for such election. In addition, all other U.S. tax elections and decisions, including decisions of the "tax matters partner" under Section 6221 et. seq. of the Code and decisions regarding the proper method of reporting Partnership items for U.S. income tax purposes, shall be subject to the approval of Partners holding a majority of the percentage interests held by those Partners who are U.S. taxpayers.

                         [RONNE & LUNDGREN LETTERHEAD]


                              ASSIGNMENT AGREEMENT

           Whereas ReSound Corporation, 220 Saginaw Drive, Seaport Centre, Redwood City, CA 94063 USA ("ASSIGNOR") has recently acquired, as agent for and on behalf of the ASSIGNEE (as defined below), certain patents and patent applications (hereafter "the acquired 3M and CID patents and applications") from Minnesota Mining and Manufacturing Company ("3M") pursuant to an agreement executed June 28, 1996, and from Central Institute for the Deaf ("CID") pursuant to an agreement executed June 28, 1996 (the "CID Agreement");

           Whereas K/S HIMPP, 25 Ny Vestergaardsvej, DK-3500 Vaerlose, Denmark ("ASSIGNEE") desires to acquire the entire right, title and interest in the aquired 3M and CID patents and applications and the inventions disclosed therein, effective as of the date of the agreements referenced above;

           Now therefore, in consideration for payment in the amount of USD 14,500,000, receipt whereof is hereby acknowledged, ASSIGNOR hereby sells, assigns and transfers to ASSIGNEE, its successors, assigns and legal representatives, the entire right, title and interest in the aquired 3M and CID patents and applications and the inventions disclosed therein, world-wide, including rights of priority under the International Convention of Paris (1883) as amended, which it previously acquired as agent for and on behalf of the ASSIGNEE;

           ASSIGNOR further conveys to ASSIGNEE all its rights and obligations under the CID Agreement, and ASSIGNEE agrees to be bound by the terms of the CID Agreement;

           The patents and patent applications conveyed herein ("the conveyed patents and applications") are all of the acquired 3M and CID patents and applications, including patents and applications which may be transferred to ReSound subsequent to the date of this Assignment, said conveyed patents and applications including without limitation the patents and patent applications listed in Exhibit A to this Assignment with the sole exception of U.S. Patent 4,425,481 and any non-U.S. patents claiming priority from said U.S. Patent 4,425,481;

           ASSIGNOR hereby agrees that it will execute without further consideration all papers deemed necessary by the ASSIGNEE in connection with recording the ASSIGNEE's ownership interest in the conveyed patents and applications, including specifically documents of the form attached hereto as Exhibit B;

           ASSIGNOR further agrees that ASSIGNEE may apply for Letters Patent on said inventions, and ASSIGNOR will execute without further consideration all papers deemed necessary by the ASSIGNEE in connection with such applications when called upon to do so by the ASSIGNEE;

                         [RONNE & LUNDGREN LETTERHEAD]

           ASSIGNOR covenants that it will promptly provide ASSIGNEE, upon ASSIGNEE's request, with all pertinent facts and documents relating to the inventions described in said patents as may be known and accessible to ASSIGNOR and will testify as to the same in any interference, litigation or proceeding related thereto, and will promptly execute and deliver to ASSIGNEE or its legal representatives any and all papers, instruments or affidavits required to maintain and enforce said patents.

           ASSIGNOR agrees that, in the event that either ASSIGNOR or ASSIGNEE becomes aware of any royalty payment obligations or other agreements which would conflict with the assignment of title herein or with the right of ASSIGNEE to practice the claimed subject matter of the conveyed patents and applications without further payment, ASSIGNOR will cooperate fully with ASSIGNEE in pursuing any remedy available to ASSIGNOR pursuant to said agreements of June 28, 1996.

           This Assignment shall be governed by and construed in accordance with Danish law. ASSIGNOR and ASSIGNEE hereby submit to the exclusive jurisdiction of the Maritime and Commercial Court in Copenhagen (So- og Handelsretten i Kobenhavn) for the settlement of any dispute arising out of its interpretation.

                                       ReSound Corporation

                                       ------------------------------

                                       By:
                                       ------------------------------

                                       ------------------------------
                                       Title

                                       K/S HIMPP

                                       ------------------------------

                                       By:
                                       ------------------------------

                                       ------------------------------
                                       Title

                         [RONNE & LUNDGREN LETTERHEAD]

                                   ASSIGNMENT

           Whereas ReSound Corporation, 220 Saginaw Drive, Seaport Centre, Redwood City, CA 94063 USA (hereinafter called ASSIGNOR) holds the entire right, title and interest in the patents and patent applications set forth in Appendix A to this Assignment and the inventions disclosed therein as agent for and on behalf of the ASSIGNEE (as defined below);

           Whereas K/S HIMPP, 25 Ny Vestergaardsvej, DK-3500 Vaerlose, Denmark (hereinafter called ASSIGNEE) desires to acquire the entire right, title and interest in said patents and patent applications and the inventions disclosed therein;

           Now therefore, for valuable consideration, receipt whereof is hereby acknowledged, ASSIGNOR hereby sells, assigns and transfers to ASSIGNEE, its successors, assigns and legal representatives, the entire right, title and interest in said patents, patent applications and the inventions disclosed therein, world-wide, including rights of priority under the International Convention of Paris (1883) as amended which it previously acquired as agent for and on behalf of the ASSIGNEE;

           ASSIGNOR hereby agrees that ASSIGNEE may apply for Letters Patent on said inventions, and ASSIGNOR will execute without further consideration all papers deemed necessary by the ASSIGNEE in connection with such applications when called upon to do so by the ASSIGNEE.

                                       ReSound Corporation

                                       ------------------------------------

                                       By:
                                       ------------------------------------

                                       ------------------------------------
                                       Title

                                    EXHIBIT B

                         [RONNE & LUNDGREN LETTERHEAD]


                             SHAREHOLDERS AGREEMENT

                                     between

                                 GN Danavox A/S,

                                   Phonak AG,

                               Oticon Holding A/S,

                               Widex Holding ApS,

                           Starkey Laboratories, Inc.

                                       and

                               ReSound Corporation

August 22, 1996

                         [RONNE & LUNDGREN LETTERHEAD]

SHAREHOLDERS AGREEMENT

This Agreement is made by and between

                                       GN Danavox A/S
                                       21 Markaervej
                                       DK-2635  Tastrup
                                       Denmark

                                       and

                                       Phonak AG
                                       28 Laubistrutistrasse
                                       CH-8712  Stafa
                                       Switzerland

                                       and

                                       Oticon Holding A/S
                                       58 Strandvejen
                                       DK-2900  Hellerup
                                       Denmark

                                       and

                                       Widex  Holding ApS
                                       25 Ny Vestergaardsvej
                                       DK-3500  Vaerlose
                                       Denmark

                                       and

                                       Starkey Laboratories, Inc.
                                       Technical Center
                                       6600 Washington Avenue South
                                       Eden Prairie, Minnesota 55344
                                       USA

                                       and

                                       ReSound Corporation
                                       220 Saginaw Drive
                                       Seaport Centre
                                       Redwood City, CA 94063
                                       USA

                                       (hereinafter collectively referred to as
                                       "the Shareholders")

concerning their rights and obligations as shareholders in the joint venture company, HIMPP A/S, (Reg no A/S 228.511), a corporation organised and existing under the laws of Denmark, having its registered

                         [RONNE & LUNDGREN LETTERHEAD]

office at 25 Ny Vestergaardsvej, DK-3500 Vaerlose, Denmark (hereinafter referred to as "the Company").

1.0        Definitions

           The following terms shall have the meaning set forth below

           Partnership               shall mean the HIMPP limited partnership
                                     established under Danish law simultaneously herewith having a partnership capital of USD 14,550,000 divided into 80 partnership shares of USD 180,000 and one share of USD
                                     150,000.

           Partners means the general partner (HIMPP A/S) and the limited partners of the Partnership.

           Limited Partners means the limited partners of the Partnership.

           B-shares means the 20 B-shares of partnership capital subscribed to by ReSound Corporation in the Partnership in the amount of USD 3,600,000 together with subsequent increases hereof in excess of the capital subscribed to by other Limited Partners.

2.0        Purpose

2.1 The Company's purpose is to act as the general partner of a limited partnership established under Danish law by the Shareholders simultaneously herewith, as reflected in the Articles of Association of the Company attached as Exhibit 1.

2.2 The Shareholders agree to let the Company act as a joint legal entity for conducting the activity of the Partnership, which is to own certain patents and patent applications acquired from ReSound Corporation, Inc. and from others, and to license such rights free of charge to the Limited Partners and to third parties on normal commercial terms.

2.3 The Shareholders agree that the Shareholders can be joined by any other hearing aids manufacturer that would like to join the Partnership as a limited partner and that such new shareholders should be admitted on terms equal to those offered to the Partners.

3.0        Scope

3.1 The Shareholders agree as sole shareholders of the Company and represented on the Board of Directors that they are under the obligation to exercise their rights in the Company only through their representatives on the Board of Directors, or at shareholders' meetings, in conformity with this Agreement.

3.2 In consequence hereof, this Agreement shall have priority between the parties over the Articles of Association of the Company, so that no party can evoke the Articles of Association in support of a result that the party concerned could not have obtained through this Agreement.

                         [RONNE & LUNDGREN LETTERHEAD]

3.3 All certificates of shares owned by each of the Shareholders shall bear a legend to the effect that the Shareholders have entered into a shareholders agreement, which affects their rights as shareholders.

4.0        The share capital

4.1 The share capital of the Company is DKK 1,200,000 - fully paid up and owned by the Shareholders as follows:

           GN Danavox A/S                                 DKK 200,000
           Phonak AG                                      DKK 200,000
           Oticon Holding A/S                             DKK 200,000
           Widex Holding ApS                              DKK 200,000
           Starkey Laboratories, Inc.                     DKK 200,000
           ReSound Corporation                            DKK 200,000

4.2 The Shareholders agree that the share capital should be increased by DKK 200,000 for any new shareholder that would like to join the Company.

5.0        Dividend policy

           The Shareholders agree that the Company, as far as justified by the results and the future cash flow position of the Company, shall distribute any free reserves as dividends to the Shareholders.

6.0        Board of Directors

6.1 The Board of Directors of the Company (and possibly substitutes for same) shall be elected at a general meeting of the Shareholders in accordance with the Articles of Association of the Company. The Board of Directors shall consist of a minimum of six (6) members elected by the Shareholders. One (1) prospective member shall be nominated by any shareholder holding at least DKK 200,000 shares of the Company. No shareholder can object to the nomination or appointment of directors or substitutes by the other Shareholders as long as the number of directors has not been exceeded.

6.2 The chairman of the Board shall be appointed by the directors in a directors meeting convened immediately after the shareholders meeting.

6.3 Upon election each director nominated by the Shareholders shall undertake to act in the best interest of the Company and to comply with the provisions set forth in this Agreement.

6.4 In case of death, resignation or other removal of a member of the Board of Directors, an extraordinary general meeting of the Company shall be convened, at which the Shareholders shall cast their votes so as to elect the replacement nominee of the shareholder whose representative on the Board had died, resigned or been otherwise removed.

6.5 The functions of the Board of directors shall include the powers provided in the Articles of Association. In all matters concerning the Company the Board of Directors and each member hereof shall refer to and act only through the general manager.

                         [RONNE & LUNDGREN LETTERHEAD]

6.6 Provided this Agreement does not prescribe any other special majority of votes, the business transacted by the Board of Directors shall be decided with simple majority of votes.

6.7 Any remuneration to directors shall be paid by the shareholder nominating such director. The Company shall, however, reimburse the directors for reasonable out of pocket and travelling expenses in dealing with the Company's business.

7.0        Quorum

           At Board meetings a quorum shall consist of a minimum of three directors.

8.0        Board decisions

8.1 Important decisions to be made by the Company shall always be referred to directors' meeting. Important decisions are any decisions whatsoever, other than strictly ministerial or administrative decisions, including without limitation the following:

           a. Capital expenditure in excess of DKK 250,000, hereunder acquisition of new patents.

           b. Consideration and approval of operating and capital expenditure, approval of budgets (which shall be produced by the Company annually), financial accounts, resolutions regarding dividends.

           c. Unusual or major decisions, including creation of credit lines outside the daily business.

           Any managing director, general manager or other administrative official that may be appointed shall not be authorized to act on behalf of and bind the Company with respect to any important decisions (as defined herein) unless the board of directors approves.

           All day-to-day management decisions which are not important decisions (as defined herein) shall be made by a management group consisting of six members of which each Shareholder shall appoint one. The management group shall make its decisions in accordance with the rules provided in Article 6.

8.2 In connection with the formation of the Company and the Partnership it is anticipated that the Company on behalf of the Partnership shall enter into a purchase agreement relative to the acquisition by the Partnership of certain patents against a consideration of approximately USD 14,500,000, and the Shareholders agree that the terms hereof are subject to the unanimous approval by all directors.

8.3 Until the B-shares have been sold by ReSound Corporation to a third party or have been redeemed by the Partnership in connection with a decrease of the partnership capital, any decision to discontinue the maintenance of any patent or patent application requires the unanimous approval of all directors.

8.4 Until all B-shares have been sold by ReSound Corporation to a third party or such B-shares have been redeemed by the Partnership in connection with a decrease of the partnership capital, the Board member nominated by ReSound Corporation shall, without the approval of other directors, be authorized to instruct the Company, and the Company shall act in accordance with such instruction, in matters related to whether or not any partnership patents or applications should be enforced or sought to be enforced before any court of competent

                         [RONNE & LUNDGREN LETTERHEAD]

           jurisdiction or other forum or tribunal, legal or equitable, on condition, however, that any net expenses connected herewith shall be borne by ReSound Corporation and transferred to new B-shares of the Partnership.

9.0        Auditing and financial reporting

9.1 The Company and its subsidiaries shall be audited by one chartered accountant of international standing approved by all Shareholders.

9.2 The Company's accounts will be maintained in accordance with the tax statutes and general accounting principles of Denmark, applied consistently from year to year, and the Company shall supply to the Board of Directors on a quarterly basis all information necessary to enable the Board of Directors to follow the business of the Company. The auditor shall also provide the annual accounts according to US generally accepted auditing standards (US GAAP), and upon request submit to the shareholders such financial information regarding the Company and the Partnership which is necessary for any local tax filing purpose.

10.0       Transfer of shares

10.1 Any Shareholder (hereinafter called the "Assigning Shareholder") may sell, assign, or otherwise dispose of all or any part of its shares only in accordance with the provisions of this clause. In respect of this Clause, a shareholder and a company controlled by or controlling such shareholder shall be considered one shareholder.

10.2 If the Assigning Shareholder wants to assign or transfer his shares this may only take place if approved by the Board of Directors and no such approval for the sale, transfer or disposition of any shares shall be given unless and until the rights of pre-emption contained herein shall have been exhausted.

10.3 Prior to making any sale, assignment, or other disposition of its shares, the Assigning Shareholder shall give written notice of such proposed transfer to the other Shareholders. Such notice shall specify the terms the Assigning Shareholder will accept for such shares. For a period of three (3) weeks after receipt of such notice the other Shareholders or any of them in proportion to their present holding of shares of the Company shall have the irrevocable right to acquire all of the Assigning Shareholder's shares being transferred on the terms specified by the Assigning Shareholder as aforesaid. If the other Shareholders do not want to acquire all of the shares on the terms offered to it/them, the Assigning Shareholder shall be free to complete the transfer during the subsequent sixty (60) day period of all of its shares to a third party, and the approval of the Board of Directors pursuant to Clause 10.2 shall not be withheld, but the transfer shall be for no less consideration or at no more favourable terms than those offered by the Assigning Shareholder and rejected by the other Shareholders.

10.4 In the event that a Shareholder (hereinafter called the "Transferor") receives a "bona fide" third party offer to purchase all or part of its shares which it is willing to accept, it shall promptly give written notice of such offer to the other Shareholders. The notice shall specify the terms of such offer and shall include copies of all proposed agreements with respect thereto. For a period of three (3) weeks after receiving such notices the other Shareholders shall have the irrevocable right to elect to acquire all of the Transferor's shares subject to such offer in proportion to their present holding of shares of the Company. If none of the other Shareholders want to acquire all of the shares on the terms offered to it/them, the Transferor shall be free to complete the transfer during the subsequent sixty (60) days period of all or

                         [RONNE & LUNDGREN LETTERHEAD]

           part of its shares to the third party, and the approval of the Board of Directors pursuant to Clause 10.2 shall not be withheld, but the transfer shall be for the same proportion of shares as covered by the offer from the third party and be for no less consideration or at no more favourable terms than those offered by the Transferor and rejected by the other Shareholders.

10.5 The rights of pre-emption contained in this Clause 10 do not apply to transfers from a shareholder to a company/entity controlled by or controlling such shareholder or a fellow subsidiary of the shareholder (An Affiliated Company). If the control should cease after such transfer of shares to An Affiliated Company has been effected, then the pre-emption procedure referred to above shall apply.

10.6 Any transfer, assignment or other agreement with respect to the shares of a Shareholder shall be conditioned on the recognition and assumption in writing of all rights and obligations under this Agreement by the transferee, assignee, or other successor in interest with respect to such shares. In any transfer described or permitted under Clause 10 the transferee shall give its written undertaking to be bound by all the terms, conditions, and covenants of this Agreement.

10.7 The Board of Directors may refuse approval under Clause 10.2 above of any transferee or assignee who is not the holder of at least ten (10) partnership shares of the Partnership.

10.8 A shareholder which under Article 16.3 of the Articles of Association of the Partnership has withdrawn from the future business of the Partnership shall be obliged to offer his shares in the Company to the other Shareholders in accordance with the procedure set forth in this Article 10.

           The purchase price for the shares so offered shall be calculated by the auditor of the Company and be equal to the proportional share of the net equity based on book value as of the date of transfer.

11.0       Share certificates

           The share certificates of the Company shall bear the following legend:

           "The assignment of this share certificate is restricted under the terms of a shareholders agreement."

12.0       The terms of the Agreement

           This Agreement is entered into for an unlimited period of time, and the contracting parties shall be bound by the Agreement as long as they are shareholders of the Company.

13.0       Law and jurisdiction

13.1 This Agreement shall be construed under and governed by substantive Danish law.

13.2 All disputes arising in connection with the present Agreement shall be finally settled by arbitration with three arbitrators.

14.3       Each party shall appoint one arbitrator.

                         [RONNE & LUNDGREN LETTERHEAD]

14.4 The President of the Arbitration Tribunal shall, in case the two arbitrators cannot agree upon his appointment, be appointed by the President of the Maritime and Commercial Court, Copenhagen.

14.5       The venue for the arbitration shall be Copenhagen, Denmark.

14.6 The rules and procedure of the arbitration shall be governed by the Law of Arbitration of Denmark. The language of the arbitration tribunal shall be English.

In witness whereof the Shareholders have duly executed this Agreement in Copenhagen, Denmark as of the date and year stated below.

                            Copenhagen, 22 August 1996

----------------------------------            ----------------------------------
For and on behalf of                          For and on behalf of
GN DANAVOX A/S                                WIDEX HOLDING A/S

----------------------------------            ----------------------------------
For and on behalf of                          For and on behalf of
PHONAK AG                                     STARKEY LABORATORIES, INC.

----------------------------------            ----------------------------------
For and on behalf of                          For and on behalf of
OTICON HOLDING A/S                            RESOUND CORPORATION

                         [RONNE & LUNDGREN LETTERHEAD]


                             SUBSCRIPTION AGREEMENT

                        dated the 22nd day of August 1996

                                     between

                                    K/S HIMPP

                                       and

                               RESOUND CORPORATION

August 21, 1996

                         [RONNE & LUNDGREN LETTERHEAD]

THIS SUBSCRIPTION AGREEMENT (the "Agreement") is made on the 22nd day of August 1996 between

1. K/S HIMPP, a limited partnership under Danish law resident at Ny Vestergaardsvej 25, 3500 Vaerlose, Denmark (the "Partnership"); and

2. RESOUND CORPORATION, resident at 220 Saginaw Drive, Seaport Centre, Redwood City, CA 94063, USA (the "Limited Partner")

for the subscription for shares in the Partnership.

1.       DEFINITIONS

1.1. In this Agreement the following words and expressions shall have the following meanings unless where the context explicitly requires otherwise:

         "Shares" means 10 A shares in the Partnership of a face value of US$180,000.00 each or in the aggregate of US$1,800,000.00 of the Partnership's total authorised and issued capital of US$14,550,000.00 of which US$10,950,000.00 represents A shares and US$3,600,000.00 represents B shares;

         "General Partner"         means the general partner of the
                                   Partnership; and

         "Articles"                means the Articles of Association of the
                                   Partnership as adopted by the Partnership in its constitutive general meeting on 22 August
                                   1996.

2.       SUBSCRIPTION FOR SHARES

2.1. The Limited Partner hereby subcribes for the Shares and the Partnership hereby accepts to be bound by the Limited Partner's subscription for the Shares.

3.       THE LIMITED PARTNER'S RIGHTS AND OBLIGATIONS

3.1. The Limited Partner hereby accepts and assumes all rights and obligations connected with the subscription for and holding of the Shares pursuant to the Articles or Danish law in general.

3.2. By his execution of this Agreement the Limited Partner covenants to have full knowledge of and to accept the terms and conditions of the Articles.

3.3. The Limited Partner hereby in particular covenants to have full knowledge of and to accept the following provisions of the Articles:

         (i) The Partnership's authorised and issued capital shall be fully paid up at the establishment of the Partnership.

                         [RONNE & LUNDGREN LETTERHEAD]

         (ii) The Partnership's general partner is HIMPP A/S whose liability is joint, direct and unlimited for all the Partnership's indebtedness and liabilities. The General Partner's issued and outstanding share capital is Danish Kroner 1,200,000.00. Each Limited Partner's liability for the Partnership's indebtedness and liabilities is personal, direct and pro rata and limited to the unpaid part (if any) of that Limited Partner's share in the Partnership's authorised and issued capital together with such further contributions in cash as the Partnership acting in general meeting may resolve under Article 4.1., or as may be required to be contributed under Article 4.1.;

         (iii) No Limited Partner shall have any rights of recourse as against the General Partner for that Limited Partner's proportion of the Partnership's aggregate liabilities and indebtedness (Article 6.2.);

         (iv) Upon the complete performance of each limited partner's obligations under his subscription agreement with the Partnership that limited partner is entitled to receive a certificate evidencing his shares (Article 7.1.);

         (v) The Shares and the certificates are non-negotiable instruments and shall be issued in the name of the owner (Article 7.2.);

         (vi) Each Share may be held by only one natural or legal person. No Share can be divided into sub-shares (Article 8.1.);

                  1) The B shares may be redeemed by distributions. The A shares are irredeemable (Article 5.5.).

                  2) The A shares may only be transferred to a transferee who is itself in control of or controlled by the transferor limited partner (Article 8.2.).

                           The B shares may be transferred. On transfer the B share certificates shall be annulled and new A share certificates of the same face value issued to the transferee.

         (vii) If any Limited Partner shall become insolvent or be in breach of his duties and obligations towards the Partnership under the subscription agreement, these Articles of Association or otherwise, the Partnership shall be entitled to request any loss realised thereby reimbursed by the relevant limited partner, and further to terminate without notice any patent license agreement entered into between the Partnership and the Limited Partner (Article 10); and

         (viii) The General Partner shall be charged with the administration of the Partnership and is entitled to remuneration for such work to the extent that such remuneration is reasonable when compared to the work and costs involved in the General Partner's performance of his duties. The General Partner may delegate administrative functions and tasks to third parties (Article 11.1.).

                         [RONNE & LUNDGREN LETTERHEAD]

4.       LAW AND JURISDICTION

4.1. This Agreement shall be governed by and construed in accordance with Danish law.

4.2. Any dispute arising out of this Agreement or its interpretation shall be subject to the exclusive jurisdiction of So- og Handelsretten i Kobenhavn. This Clause shall not affect the construction of Article 17 of the Articles pursuant to which disputes concerning the interpretation of the Articles shall be settled finally by arbitration.

AS WITNESS the signatures of the parties hereto on the date first written above.

                                                            For the Partnership:

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                            For and on behalf of
                                                                       K/S HIMPP

                                                        for the Limited Partner:

                                                  ------------------------------

                                                  ------------------------------
                                                            for and on behalf of
                                                             RESOUND CORPORATION

                         [RONNE & LUNDGREN LETTERHEAD]


                                    HIMPP A/S

VEDTAEGTER                             ARTICLES OF ASSOCIATION

1.0      NAVN                          1.0 NAME

Selskabets navn er HIMPP A/S.          The name of the Company is HIMPP A/S.
Selskabets binavn er Hearing           The Company shall also trade under the
Instruments Manufacturers Patent       name Hearing Instruments Manufacturers
Partnership A/S (HIMPP A/S).           Patent Partnership A/S (HIMPP A/S).

2.0      HJEMSTED                      2.0 REGISTERED OFFICE

Selskabets hjemsted er i Vaerlose      The registered office of the Company
kommune.                               shall be in the municipality of
                                       Vaerlose.

3.0      FORMAL                        3.0 OBJECTS

Selskabets formal er at virke som      The Company's objectives shall be to act
komplementar i K/S HIMPP, hvis         as a general partner of K/S HIMPP, whose
formal er at erhverve og licensiere    objective is to acquire and license
patenter til horeapparatindustrien     patents for the hearing aid industry and
samt dermed beslaegtet virksomhed.     business related hereto.

4.0      SELSKABETS KAPITAL            4.0 THE COMPANY'S SHARE CAPITAL
Selskabets aktiekapital udgor kr.      The share capital of the Company equals
1.200.000 fordelt pa aktier a kr.      DKK 1,200,000 divided into shares of DKK
1.000 eller multipla heraf.            1,000 each or any multiple hereof.

5.0      SELSKABETS AKTIER             5.0 THE COMPANY'S SHARES

5.1                                    5.1.
Selskabets aktier skal lyde pa navn    The shares shall be issued to registered
og noteres i selskabets aktiebog.      holders and shall be recorded in the
                                       Company's register of shareholders.

5.2                                    5.2
Selskabets aktier er ikke              The shares are non-negotiable
omsaetningspapirer.                    instruments.

5.3                                    5.3
Enhver aktieovergang kraever           Any transfer of shares requires the
bestyrelsens forudgaende samtykke.     previous consent of the Board of
                                       Directors.

                         [RONNE & LUNDGREN LETTERHEAD]

5.4                                    5.4
Aktier, som er bortkommet, skal        Share certificates which have been lost
kunne mortificeres af bestyrelsen      can without judgement be declared null
uden dom i henhold til de regler,      and void by the Board of Directors
der gaelder vedrorende                 according to the statutory rules which
mortifikation af aktier, som ikke      are applicable to non-negotiable
er omsaetningspapirer.                 instruments.

6.0 GENERALFORSAMLINGEN,               6.0 GENERAL MEETING OF SHAREHOLDERS,
    KOMPETENCE, STED OG                AUTHORITY, PLACE AND NOTICE
    INDKALDELSE


6.1                                    6.1
Generalforsamlingen har den hojeste    Within the limits set by law and by
myndighed i alle selskabets            these Articles of Association the
anliggender indenfor de i              General Meeting of Shareholders has the
lovgivningen og naervaerende           supreme authority in all matters
vedtaegter fastsatte graenser.         relating to the Company.

6.2                                    6.2
Selskabets generalforsamlinger skal    The General Meetings shall be held at
afholdes pa selskabets hjemsted        the registered office of the Company or
eller i Kobenhavn. Den ordinaere       in Copenhagen. The ordinary General
generalforsamling skal afholdes        Meeting shall be held each year not
hvert ar inden 5 maneder efter         later than 5 months after the end of the
regnskabsarets udlob.                  accounting year.

6.3                                    6.3
Generalforsamlinger indkaldes af       General Meetings shall be convened by
bestyrelsen med mindst 14 dages og     the Board of Directors with not less
hojst 4 ugers varsel ved               than 14 days' notice and not more than 4
almindeligt brev eller telefax til     weeks' notice by letter or telefax to
hver enkelt aktionaer.                 each individual shareholder.

 7.0                                   7.0 GENERAL MEETING OF SHAREHOLDERS,
GENERALFORSAMLINGEN, DAGSORDEN         AGENDA

Dagsordenen for den ordinaere          At the ordinary General Meeting the
generalforsamling skal indeholde:      following business shall be
                                       transacted:

1.                                     1.
Bestyrelsens beretning om              Report of the Board of Directors on the
selskabets virksomhed i det            Company's activities during the past
forlobne ar.                           year.

2.                                     2.
Fremlaeggelse af arsregnskab med       Presentation of the annual accounts
revisionspategning til godkendelse     endorsed by auditor for adoption and
samt arsberetning.                     annual report.

                         [RONNE & LUNDGREN LETTERHEAD]

3.                                     3.
Beslutning om anvendelse af            Decision as to the appropriation of
overskud eller daekning af tab i       profit or settlement of loss according
henhold til det godkendte              to the adopted annual accounts.
arsregnskab.

4.                                     4.
Valg af bestyrelsesmedlemmer og        Election of members to the Board of
evt. suppleanter.                      Directors and substitutes for same.

5.                                     5.
Valg af revisor.                       Election of auditor.

6.                                     6.
Eventuelle forslag fra bestyrelsen     Proposals, if any, from the Board of
og/eller aktionaererne.                Directors and/or the shareholders.

8.0 GENERALFORSAMLINGEN, STEMMERET     8.0 GENERAL MEETING OF SHAREHOLDERS,
OG BESLUTNINGER                        VOTING RIGHT AND RESOLUTIONS

8.1                                    8.1
Hvert aktiebelob pa kr. 1.000 giver    Each share of DKK 1,000 entitles the
en stemme.                             shareholder to one vote.

8.2                                    8.2
Pa generalforsamlingen traeffes        All resolutions at the General Meeting
alle beslutninger ved simpelt          shall be adopted by simple majority of
flertal, bortset fra de tilfaelde,     votes unless special majority of votes
hvor Aktieselskabsloven kraever        is required by the Companies Act.
kvalificeret flertal.

9.0      BESTYRELSE OG DIREKTION       9.0 BOARD OF DIRECTORS AND MANAGEMENT

9.1                                    9.1
Selskabet ledes af en bestyrelse pa    The Company shall be managed by a Board
6 medlemmer valgt af                   of Directors of six (6) members elected
generalforsamlingen for tiden          at the General Meeting, the term being
indtil naeste ordinaere                the period until the next ordinary
generalforsamling.                     General Meeting.

9.2 Bestyrelsen                        9.2
skal ved en forretningsorden           The Board must draw up its own rules of
traeffe naermere bestemmelser om       procedure.
udforelsen af sit hverv.

                         [RONNE & LUNDGREN LETTERHEAD]

9.3                                    9.3
Bestyrelsen ansaetter en direktor      The Board of Directors shall appoint one
til at varetage den daglige ledelse    registered manager in charge of the
af selskabets virksomhed.              day-to-day operations of the Company.

10.0     TEGNINGSREGEL                 10.0 AUTHORITY TO BIND THE COMPANY

Selskabet tegnes af direktoren         The Company shall be bound by the
eller tre medlemmer af bestyrelsen     registered manager or by the joint
i forening.                            signatures of three members of the Board
                                       of Directors.

11.0     REVISION                      11.0 AUDITING

Selskabets regnskaber revideres af     The auditing of the Company's accounts
en statsautoriseret revisor, der       shall be carried out by one chartered
vaelges af den ordinaere               accountant elected by the General
generalforsamling for et ar ad         Meeting for one year at a time.
gangen. Genvalg kan finde sted.        Re-election may be made.

12.0     REGNSKABSaR                   12.0 ACCOUNTING YEAR

Selskabets regnskabsar lober fra       The accounting year of the Company runs
den 1. januar til den 31. december.    from January 1 to December 31. However,
Forste regnskabsperiode dog fra        the first accounting period runs from
stiftelsen til 31. december 1996.      the formation of the company to December
                                       31, 1996.

**********                             **********
Ovenstaende vedtaegter er blevet       The above Articles of Association have
vedtaget pa den ekstraordinaere        been adopted at the Extraordinary
generalforsamling den 22. august       General Meeting held on August 22, 1996.
1996.

                         [RONNE & LUNDGREN LETTERHEAD]


                             ARTICLES OF ASSOCIATION

                                       of

                                    K/S HIMPP

August 21, 1996

                         [RONNE & LUNDGREN LETTERHEAD]

1.       THE LIMITED PARTNERSHIP'S NAME AND PRINCIPAL PLACE OF BUSINESS

1.1. The name of the limited partnership is K/S HIMPP (the "Partnership"). The Partnership shall also trade under the name of K/S Hearing Instruments Manufacturers Patent Partnership (K/S HIMPP).

1.2.     The Partnership's place of residence is in Vaerlose Kommune.

2.       OBJECTS

2.1. The Partnership's objects are to carry on a business undertaking by acquiring patent rights with an application within the hearing aid industry and licencing such patent rights to third parties.

3.       THE COMPANY'S CAPITAL

3.1. The Partnership's authorised and issued capital is US$14,550,000 which is divided into 60 A-shares and 20 B-shares of US$180,000 each and 1
         (one) A-share of USD 150,000 (each a "Share") which are subscribed for by the following companies (each a "Limited or General Partner") in the following proportions:

         GN Danavox A/S                 10      A-Shares of USD 180,000
         Phonak AG                      10      A-Shares of USD 180,000
         Oticon A/S                     10      A-Shares of USD 180,000
         Widex  Holding ApS             10      A-Shares of USD 180,000
         Starkey Laboratories, Inc.     10      A-Shares of USD 180,000
         ReSound Corporation            10      A-Shares of USD 180,000
         ReSound Corporation            20      B-Shares of USD 180,000
         HIMPP A/S                      1       A-Share of USD 150,000

3.2. The Partnership shall be deemed to be fully established on the subscription by the Partners of all Shares in the Partnership's authorised and issued capital.

4.       FINANCING

4.1. The Partnership's activities shall be financed by the subscription proceeds derived from the Limited Partners. The Partnership acting in general meeting may by simple majority resolve to request the Limited Partners to make further contributions in cash to the Partnership in excess of the authorised and issued capital to cover running costs of the business. However, annually each Limited Partner shall be obliged to contribute his proportionate share of a yearly deficit not exceeding USD 150,000 - or a maximum of USD 25,000.

5.       OWNERSHIP AND APPLICATION OF ANNUAL PROFITS

5.1. The Partnership shall be owned by the Limited Partners in the same proportion as each Limited Partner's share in the Partnership's authorised and issued capital shall bear to the Partnership's aggregate authorised and issued capital.

                         [RONNE & LUNDGREN LETTERHEAD]

5.2. The Partnership's authorised and issued capital shall be fully paid up at the establishment of the Partnership.

5.3. The Partnership's net annual profits and losses as evidenced by the Partnership's annual accounts shall be apportioned between the Limited Partners in the same proportion as each Limited Partner's share in the Partnership's authorised and issued capital shall bear to the Partnership's aggregate authorised and issued capital. The Partnership acting in general meeting may with the approval of all Limited Partners resolve to apportion a net annual loss differently.

5.4. The Partnership's authorised and issued capital may be increased by the subscription of new A or B-Shares on the same terms and conditions applying to the initial subscription of the Shares. Costs disbursed by a holder of B-Shares on behalf of the Partnership shall be reimbursed by the issue of new B-Shares, such new B-shares, however, having no voting rights. New A-Shares cannot be issued until such time when all B-Shares have been annulled pursuant to Article 8.3.

5.5. All or some of the B-Shares shall be redeemed by distributions in cash of a proportional share of the Partnership's net equity at such time and to the extent that the Partnership's liquidity allows such redemption. The redemption amount cannot exceed the aggregate of the face value of the B-Shares and a margin of .5 percent per month calculated as from 1 July 1997 plus an amount equal to the excess of
         (i) aggregate amounts previously contributed by ReSound under Article 4 to satisfy any Partnership deficits, over (ii) one-sixth of the aggregate amounts contributed by all of the Partners to satisfy any such deficits. To the extent that such distributions in cash derive from Partnership profits already taxed in the hands of the Limited Partners, only 66 percent of such profits may be applied in distribution.

         To the extent that the preceding sentence prevents payment of the full redemption amount, or the Partnership's liquidity otherwise precludes payment of such amount, then a pro rata portion of the B shares shall be redeemed and the remainder shall be redeemed as soon thereafter as the Partnership's liquidity permits.

         The A-Shares are irredeemable.

6.       THE PARTNERS' LIABILITY

6.1. The Partnership's general partner is A/S HIMPP (the "General Partner") whose liability is joint, direct and unlimited for all the Partnership's indebtedness and liabilities. The General Partner's issued and outstanding share capital is Danish Kroner 1,200,000. Each Limited Partner's liability for the Partnership's indebtedness and liabilities is personal, direct and pro rata and limited to the unpaid part (if any) of that Limited Partner's share in the Partnership's authorised and issued capital together with such further contributions in cash as the Partnership acting in general meeting may resolve under
         Article 4.1, or as may be required to be contributed under Article 4.1.

6.2. No Limited Partner shall have any rights of recourse as against the General Partner for that Limited Partner's proportion of the Partnership's aggregate liabilities and indebtedness.

7.       SHARE CERTIFICATES

                         [RONNE & LUNDGREN LETTERHEAD]

7.1. Each Limited Partner is on the complete performance of the Limited Partner's obligations under his subscription agreement with the Partnership entitled to receive a certificate evidencing his Share.

7.2. The Shares and the certificates are non-negotiable instruments and shall be issued in the name of the owner.

7.3. The General Partner shall create and maintain a list of the names and addresses of the Limited Partners. Each certificate evidencing Shares shall be endorsed with a notification of the certificate's entry in the list of Limited Partners.

7.4. If it can be established that a Share certificate has been lost, the General Partner may on the request of the Limited Partner registered in the list of Limited Partners as the owner of the relevant Share certificate notify such person who holds the certificate by no less than three months' notice in the Official Gazette to appear at the Partnership's address and there present to the Partnership such evidence of his right and title to the relevant Share certificate as he is relying on. In the event that no one shall come forward as a result of the notice the General Partner shall be entitled to deem the lost Share certificate null and void whereupon the same shall so become null and void and issue a new Share certificate to such person who reported the Share certificate lost and missing.

7.5. All costs involved in connection with the annulment and subsequent re-issue of a Share certificate shall be borne by the Limited Partner requesting the annulment.

8.       ASSIGNMENT AND TRANSFER

8.1. Each Share may be held by only one natural or legal person. No Share can be divided into sub-shares.

8.2. A-Shares are non-transferable except where the transfer occurs from a Limited Partner to a a transferee which is itself controlled by or in control of such Limited Partner.

8.3. B-Shares are transferable. If the transfer occurs before 1 July 1997 the transfer shall be at face value. If the transfer occurs on or after 1 July 1997 the transfer shall be at the aggregate of the face value together with a margin of .5 percent. per month as from 1 July 1997 plus an amount equal to the excess of (i) aggregate amounts previously contributed by ReSound under Article 4 to satisfy any Partnership deficits, over (ii) one-sixth of the aggregate amounts contributed by all of the Partners to satisfy any such deficits.

         On transfer the B Share certificates shall be annulled and new A Share certificates issued in the name of the transferee.

8.4. No transfer and assignment of ownership to Shares shall be deemed valid and binding as against the Partnership unless and until such time that it has been entered on the list of the Partnership's Limited Partners. The condition for the entry shall be the transferee's execution of a certificate that the transferee acquires and assumes all the transferor Limited Partner's rights and obligations as against the Partnership in a form satisfactory to the General Partner.

9.       EXECUTION

                         [RONNE & LUNDGREN LETTERHEAD]

9.1. The Partnership's assets cannot be made the subject of attachment or distress orders or any other form of execution for claims unrelated to the Partnership.

10.      DEFAULT

10.1. If any Limited Partner shall become insolvent or be in breach of his duties and obligations towards the Partnership under the subscription agreement, these Articles of Association or otherwise, the Partnership shall be entitled to request any loss realised thereby reimbursed by the relevant Limited Partner and further to terminate without notice any patent license agreement entered into between the Partnership and the Limited Partner.

11.      ADMINISTRATION

11.1. The General Partner shall be charged with the administration of the Partnership and is entitled to remuneration for such work to the extent that such remuneration is reasonable when compared to the work and costs involved in the General Partner's performance of his duties. The General Partner may delegate administrative functions and tasks to third parties.

11.2. The General Partner shall maintain the Partnership's books and shall prepare the Partnership's budgets.

12.      GENERAL MEETINGS

12.1.    The Partnership's highest authority is the general meeting.

12.2. The annual general meeting shall be held each year no later than four months after the expiry of the financial year.

12.3. The general meeting shall be held in Vaerlose Kommune unless the General Partner shall direct otherwise.

12.4. The General Partner shall call the general meeting with at least two and no more than four weeks notice by ordinary post to the Limited Partners at the addresses indicated in the list of Limited Partners.

12.5. The General Partner may call extra-ordinary general meetings and shall so call an extra-ordinary general meeting if at least two Limited Partners shall reasonably request it. In the latter event the meeting shall be called no later than 14 days after the receipt of the Limited Partners' request.

12.6. Any general meeting shall be chaired by a person appointed by the General Partner who shall have the final right to resolve all matters regarding the proper calling of the general meeting and the procedures applicable at the general meeting including the casting of votes.

12.7. The agenda for the annual general meeting shall as a minimum contain the following items:

         1. The General Partner's account of the Partnership's business in the most recent financial year.

         2.       The presentation of the audited annual accounts for approval.

                         [RONNE & LUNDGREN LETTERHEAD]

         3. The application of the profits and losses pursuant to the annual accounts, including contributions from Limited Partners.

         4.       The approval of the following year's budget.

         5.       The appointment of the Partnership's auditor.

         6.       Proposals from Limited Partners if any.

         7.       Miscellaneous.

12.8. Proposals from Limited Partners which shall be on the agenda for the annual general meeting shall be presented to the General Partner no later than four weeks before the date of the relevant annual general meeting.

12.9. No later than two weeks before the annual general meeting the audited annual accounts shall be circulated to all Limited Partners together with the proposed application of the profits and losses.

12.10. Proposals from Limited Partners or the General Partner to amend these Articles of Association shall be circulated to all the Partnership's participants no later than two weeks before the date of the general meeting.

12.11. At the general meeting each Limited Partner has one vote for each Share held by him or voted by him under proxy. The right to vote is conditional upon title to the relevant Shares having been registered in the list of Limited Partners no later than 14 days before the date of the general meeting. At the general meeting Limited Partners may be represented and vote by third parties acting under written proxy.

12.12. All resolutions made at the general meeting shall be made by simple majority unless otherwise provided for in these Articles of Association. The general meeting shall not pass resolutions on matters which can be decided by the General Partner.

13.      SIGNATORY RULE

13.1. The Partnership is bound in all respects by the General Partner who is authorised to sign formally on behalf of the Partnership.

14.      FINANCIAL YEAR

14.1. The Partnership's financial year is the calendar year. The Partnership's first financial year commences on the date of incorporation of the Partnership and expires on 31 December 1996.

14.2. The Partnership's annual accounts shall be audited by a chartered accountant appointed at the general meeting as the Partnership's auditor for a period of one year.

14.3. The Partnership's profit and loss statement and balance sheet shall be available in audited form no later than two months after the expiry of the financial year to which they relate.

14.4. The annual accounts shall be prepared in accordance with generally accepted accounting practices and the Annual Accounts Act with such modifications as may be result from the limited partnership form. The Partnership shall advise the Limited Partners not resident in the Kingdom of Denmark of such accounting details as may be necessary for the proper preparation by them of their annual accounts.
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                         [RONNE & LUNDGREN LETTERHEAD]

15.      AMENDMENTS TO ARTICLES OF ASSOCIATION

15.1. These Articles of Association can only be amended following a proposal to amend made by the General Partner or the Limited Partners and only if the amendment is passed by a general meeting by a majority of 4/5 of the authorized capital. If the proposal is not passed at a general meeting a new general meeting to be held no earlier than four weeks after the first general meeting may pass the resolution with a majority of 4/5 of the Shares represented at the general meeting. Notwithstanding the foregoing, any amendment which could materially and adversely affect any Limited Partner shall require the approval of such Limited Partner.

15.2. Amendments to these Articles of Association which shall be necessary in order to bring them to conform with statutory rules and regulations applying to limited partnerships, the General Partner shall be authorised to complete such amendments without calling a general meeting.

15.3. To the extent that changes in the law applying to limited partnerships shall affect the position of the General Partner or the Limited Partner as against public authorities, the General Partner or the Limited Partners shall be entitled to call an extra-ordinary general meeting to debate the necessary amendments.

15.4. The General Partner or each Limited Partner may then propose a change in the Partnership's corporate identity and the general meeting can pass such resolution by a majority of 4/5 of the Shares represented at such general meeting. The articles of association applying to the different entity shall to the greatest extent possible be similar to these Articles of Association including the rights and obligations of the General Partner and the Limited Partners.

15.5. In the event of the restructuring of the Partnership to another corporate form the Partnership's auditor shall immediately prepare an opening statement evidencing each Limited Partner's capital account. No Limited Partner shall be subject to personal liability as a result of the restructuring of the Partnership without in each case having consented to such change in liability.

15.6. The Partnership shall cease on the alienation of its assets. The General Partner shall in that event be authorised to resolve to liquidate the Partnership.

16.      TERM AND TERMINATION

16.1. On resolving to liquidate the Partnership the General Partner shall appoint a liquidator who shall be charged with the liquidation of the Partnership accounting at all times to the Partnership acting in general meeting, and who, on the discharge of the Partnership's liabilities shall distribute the net assets of the Partnership to the Limited Partners, first to the holders of B-Shares until the B-Shares have been fully redeemed and thereafter to the A-Shares in equal proportion to their share in the Partnership's authorised and issued share capital. The A-Shares shall not be redeemed until such time when the B-Shares have been fully redeemed.

16.2 The Partnership shall be liquidated at the latest 20 years after its incorporation or upon the dissolution, liquidation or other event of withdrawal of the General Partner.

16.3 At the earliest as from January 31, 1998 a Limited Partner may choose in the future not to participate in the losses or profits of the Partnership. Such decision shall be notified in writing
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                         [RONNE & LUNDGREN LETTERHEAD]

         to the General Partner and shall be effective as from a July 1 or January 1 (the Termination Date) if notified no later than three (3) months prior to the Termination Date.

         After the Termination Date, any royalty-free license to use Partnership patents shall still continue in full force and effect, but the Limited Partner not participating in losses or profits of the Partnership shall not be granted any right to use partnership patents acquired by the Partnership after the Termination Date.

17.      ARBITRATION

17.1. Any dispute arising between the Limited Partners and the General Partner concerning the Partnership or the interpretation of these Articles of Association cannot be brought before the ordinary courts but shall be resolved in accordance with Danish substantive law by arbitration in Copenhagen.

17.2. The party intending to convene the arbitration tribunal shall notify the other party by registered letter of such intent providing a short description of the issues which shall be before the arbitration tribunal. Each party shall then within four weeks appoint an arbitrator. These arbitrators shall within two weeks appoint a third arbitrator who shall be educated as a lawyer. If the arbitrators have not agreed the third arbitrators within two weeks or if a party fails within the time given to appoint an arbitrator, the relevant arbitrator shall be appointed if a party shall so direct by the President of the Maritime and Commercial Court in Copenhagen.

17.3. The arbitration tribunal shall itself decide its rules of procedure and shall when handing down its ruling order the taxing of costs involved in the matter including costs to legal counsel and, if necessary, accountants.

17.4.    To the extent that they have not been varied by the contents of this
         Article 18 the provision of the Arbitration Act shall apply. The arbitration tribunal shall conduct its proceedings in the English language.

18.      COSTS

18.1. All costs involved in the incorporation of the Partnership shall be borne by the Partnership.

AS PASSED at the Partnership's constitutive general meeting on 22 August 1996.

In the Chair:

-----------------------------
Peter Sinding